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                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 23, 2002 relating to the financial statements of Sapient Corporation, which appears in Sapient Corporation's Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the incorporation by reference of our report dated January 23, 2002 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K.


/s/  PRICEWATERHOUSECOOPERS LLP

Boston, Massachusetts
June 21, 2002